Exhibit 99.3

       ORTHOFIX INTERNATIONAL N.V. UNAUDITED PRO FORMA COMBINED FINANCIAL
                                   STATEMENTS

On December 30, 2003, Trevor Acquisition Inc., a subsidiary of Orthofix International N.V. ("Orthofix"), completed the previously announced acquisition of privately held Breg, Inc. ("Breg"). The acquisition was completed pursuant to an acquisition agreement among Orthofix, Trevor Acquisition, Inc., an acquisition subsidiary of Orthofix ("Trevor"), Breg and a representative of the shareholders of Breg. In the acquisition, Trevor merged with and into Breg, with Breg being the surviving corporation of the merger and becoming a wholly owned subsidiary of Orthofix. The purchase price for the acquisition was approximately $150 million plus transaction costs, resulting in a preliminary purchase price of approximately $156.3 million. The acquisition was financed with $110 million of debt, cash on hand and the issuance of 731,715 shares of Orthofix common stock.

The purchase price of the transaction was allocated based on the fair market value of the assets acquired and liabilities assumed as of the date of the acquisition and is reflected in the consolidated balance sheet of Orthofix, contained in its 2003 Annual Report on Form 10-K.

The unaudited pro forma combined statement of operations for the year ended December 31, 2003 illustrates the effect of the acquisition of Breg as if it had occurred on January 1, 2003, and was derived from the historical audited statement of operations for Breg for the period ended December 30, 2003, combined with Orthofix's historical audited consolidated statement of operations for the year ended December 31, 2003.

The unaudited pro forma combined statement of operations should be read in conjunction with the Orthofix's historical audited consolidated financial statements contained in its 2003 Annual Report on Form 10-K and Breg's historical audited consolidated financial statements as of and for the period ended December 30, 2003 contained herein as Exhibit 99.2.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the acquisition occurred at the beginning of the period presented, nor is it necessarily indicative of future operating results.

                           ORTHOFIX INTERNATIONAL N.V.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                      Historical         Historical         Pro Forma               Pro Forma
(U.S. Dollars, in thousands except share and per       Orthofix             Breg           Adjustments              Combined
share data)                                                                                   Note 2
                                                    ----------------    --------------   -----------------        --------------
Net Sales                                                $  203,707         $  61,907          $    (670)  (a)        $ 264,944

Cost of Sales                                                51,090            21,853               (126)  (b)           72,817
  Gross Profit                                      ----------------    --------------   -----------------        --------------
                                                            152,617            40,054               (544)               192,127

Operating expenses:
  Sales and marketing                                        76,756            18,274                  --                95,030
  General and administrative                                 20,465             6,903               (928)  (c)           26,440
  Research and development                                    8,128             3,112                  --                11,240
  Amortization of intangible assets                             995                29               4,450  (d)            5,474
  Litigation and settlement costs                             5,689                --                  --                 5,689
                                                    ----------------    --------------   -----------------        --------------
                                                            112,033            28,318               3,522               143,873
                                                    ----------------    --------------   -----------------        --------------
Total operating income (loss)                                40,584            11,736             (4,066)                48,254

  Interest expenses, net of interest income                   (161)             (157)             (5,074)  (e)          (5,392)
  Other income (expense), net                               (1,108)              (11)                  --               (1,119)
                                                    ----------------    --------------   -----------------        --------------
                                                            (1,269)             (168)             (5,074)               (6,511)
                                                    ----------------    --------------   -----------------        --------------

Income (loss) before income taxes                            39,315            11,568             (9,140)                41,743

  Income tax (expense) benefit                             (14,585)           (5,498)              4,468   (f)          (15,615)
                                                    ----------------    --------------   -----------------        --------------

Net income (loss)                                       $   24,730          $  6,070          $   (4,672)             $  26,128
                                                    ================    ==============   =================        ==============

Net income per common share - basic                     $     1.76                                                    $    1.77
                                                    ================                                              ==============

Net income per common share - diluted                   $     1.68                                                    $    1.70
                                                    ================                                              ==============

Weighted average number of common shares -
basic                                                   14,061,447                               727,706   (g)       14,789,153
                                                    ================                     =================        ==============

Weighted average number of common shares -
diluted                                                 14,681,883                               727,706   (h)       15,409,589
                                                    ================                     =================        ==============

                           ORTHOFIX INTERNATIONAL N.V.
            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMNTS


1.   Basis of Presentation

The unaudited pro forma combined statement of operations of Orthofix International N.V. ("Orthofix" or the "Company") for the year ended December 31, 2003, illustrates the effect of the acquisition of Breg, Inc. ("Breg"), and related financing as if it occurred on January 1, 2003. The unaudited pro forma combined statement of operations was derived from the historical audited statement of operations for Breg for the period from January 1, 2003 to December 30, 2003, combined with Orthofix's historical audited consolidated statement of operations for the year ended December 31, 2003.

The purchase price of the transaction was allocated based on the fair market value of the assets acquired and liabilities assumed as of the date of the acquisition and is reflected in the consolidated balance sheet of Orthofix, contained in its 2003 Annual Report on Form 10-K. Accordingly, a pro forma balance sheet has not been included as the acquisition has been reflected in Orthofix's December 31, 2003 consolidated balance sheet contained in its 2003 Annual Report on Form 10-K.

2.   Assumptions for Breg and Pro Forma Adjustments

On December 30, 2003, Orthofix acquired 100% of the stock of Breg, for a purchase price of $150.0 million plus transaction costs, resulting in a preliminary purchase price of approximately $156.3 million. The Company financed the purchase with cash on hand, 731,715 shares of its common stock and a $110 million term loan received by Colgate Medical Limited ("Colgate", the "Borrower"), a wholly owned subsidiary of the Company, in connection with a new senior secured credit agreement, which also provides the Company with available borrowings under a $15 million revolving credit facility. The term loan bears interest at LIBOR or prime rate plus a margin that is adjusted quarterly based on the Borrower's leverage ratio. Included herein is the combined statement of operations of Orthofix and Breg giving effect to the transaction as of January 1, 2003.

The pro forma adjustments are based on management's estimates of the fair value and useful lives of the assets acquired and the liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. A final valuation of acquired intangibles and assessment of useful lives has not yet been completed, which may affect the final allocation of the purchase price to these assets and the related amortization expense. Consequently, the amounts reflected in the unaudited pro forma combined statements of operations are subject to change based on final purchase accounting adjustments.

Pro forma adjustments made by Orthofix in connection with the preparation of the unaudited pro forma combined statement of operations for the year ended December 31, 2003 are as follows:

     (a) Adjustment to reflect the elimination of sales from Orthofix to Breg which are considered intercompany sale for pro forma results.

     (b) Adjustment to reflect the elimination of cost of goods sold on sales from Orthofix to Breg under the revenue sharing agreement and to reflect the additional costs of goods sold related to the incremental fair market value of inventories acquired:

                        (In thousands)

                        Elimination of costs of goods sold on sales from
                             Orthofix to Breg                                           $    (670)
                        Additional costs of goods sold related to the incremental
                             fair market value of inventories                                  544
                                                                                    ---------------

                        Net adjustments to cost of goods sold                           $    (126)
                                                                                    ===============

     (c) Adjustments to general and administrative expenses to reflect the depreciation on the incremental fair market value of acquired fixed assets, compensation expense associated with options issued and restricted shares issued and the elimination of costs incurred by Breg on behalf of its shareholders to complete the acquisition:

                        (In thousands)

                        Depreciation on the incremental fair value of acquired
                             fixed assets                                                 $    425
                        Adjustment to reflect compensation expense on stock
                             options issued at less than fair market value                     587
                        Adjustment to reflect compensation expense on
                             restricted shares issued                                          150
                        Adjustment to eliminate acquisition costs incurred by
                             Breg                                                         $ (2,090)
                                                                                    ---------------

                        Net adjustments to general and administrative expense             $   (928)
                                                                                    ===============

     (d) Adjustment to add amortization expense related to acquired intangible assets including a distribution network, calculated over a useful life of 10 years.

     (e) Adjustments to interest expense, net of interest income are as follows:

                        (In thousands)

                        Reduction of interest income related to cash and notes
                             receivable from related parties                           $      (322)
                        Reduction of interest expense and bank fees                            308
                        Increase of interest expense related to new term loan
                             (assumed rate of 3.91%)                                        (4,300)
                        Amortization expense of related debt issuance costs of
                             new credit agreement                                             (760)
                                                                                    ---------------

                        Net adjustment to interest expense, net of interest
                             income                                                    $    (5,074)
                                                                                    ===============

     (f) Adjustment to reflect the global income tax benefit on pro forma net expense.

     (g)  Adjust pro forma weighted average number of common shares outstanding
          - basic to reflect the 731,715 shares issued as consideration, as outstanding for the full year period:



                        Actual weighted average number of common shares
                             outstanding - basic for the period ended December
                             31, 2003 (December 30 to 31, 2003)                              4,009

                        Adjustment to weighted average number of common shares
                             outstanding - basic for the period ended December 31,
                             2003 (January 1 to December 29, 2003)                         727,706
                                                                                    ---------------

                        Pro forma weighted average number of common shares
                             outstanding - basic                                           731,715
                                                                                    ===============

     (h)  Adjust pro forma weighted average number of common shares outstanding
          - diluted to reflect the 731,715 shares issued as consideration, as outstanding for the full year period:



                        Actual weighted average number of common shares
                             outstanding - diluted for the period ended December
                             31, 2003 (December 30 to 31, 2003)                              4,009

                        Adjustment to weighted average number of common shares
                             outstanding - diluted for the period ended December 31,
                             2003 (January 1 to December 29, 2003)                         727,706
                                                                                    ---------------

                        Pro forma weighted average number of common shares
                             outstanding - diluted                                         731,715
                                                                                    ===============